Exhibit 99.1

Eastside Distilling Reports Third Quarter 2020 Financial Results

Company to Host Conference Call at 5:00pm ET Today

PORTLAND, Ore., Nov. 12, 2020 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a consumer focused beverage company that builds craft inspired experiential brands and high quality artisan products around premium spirits and ready-to-drink “RTD” craft cocktails, reported third quarter 2020 financial results for the period ended September 30, 2020.

Third Quarter 2020 Highlights vs. Same Year-Ago Quarter

●	Signed an LOI on the exit of Redneck Riviera Business
●	Increased sales despite challenging business environment
●	Continued sequential improvement in EBITDA

“The results for the third quarter reflect the continued path to reduce negative cash flow while investing in growth,” said Paul Block, Eastside’s CEO. “Despite the COVID pandemic, the tide continues to rise for spirits consumption and Craft Canning. As we continue to bring leadership, strategy and strong tactical execution to Eastside, we believe we can capture a disproportionate share of market and continue to accelerate topline growth.”

Financial Results

Revenues in the third quarter increased +7.0% to $4.8 million from $4.5 million in the year-ago quarter. This was primarily due to increases in canning revenue driven by the continued shift of craft breweries toward canning and away from kegs. Gross profit in the third quarter declined –5.3% to $1.6 million compared to $1.7 million in the year-ago quarter due to changes in margin mix in spirits and reinvestment in Craft Canning to meet the increased demand.

Total operating expenses in the third quarter declined -37.5% to $3.1 million from $5.0 million in the year-ago quarter. This reduction is due to lower marketing spending, reduced legal and professional fees, and lower rent and insurance expenses partially offset by higher non-cash depreciation and amortization expenses.

Net loss including discontinued operations in the third quarter was ($1.8) million or ($0.17) per share compared to ($3.5) million or ($0.38) per share in the year-ago quarter.

EBITDA improved to ($0.7) million compared to ($2.4) million in the year-ago quarter and increased +$0.2 million sequentially from last quarter.

The Company’s cash used in operations was ($2.8) million in the first nine months of 2020 compared to ($7.9) million in the comparable year-ago period, an improvement of $5.1 million. The Company’s cash balance at end of the third quarter was $1.0 million, an increase of +233.3% compared to $0.3 million in the year ago quarter.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation. The table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Conference Call

The Company will hold a conference call today to discuss these results.

Date and Time: Thursday, November 12, 2020 at 5:00pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10149818. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon, since 2008. The Company is distinguished by its highly decorated product lineup that includes Redneck Riviera Whiskey® with companion brands Granny Rich Reserve® and Howdy Dew! ®, Azuñia Tequilas®, Burnside Whiskeys®, Hue-Hue Coffee Rum®, and Portland Potato Vodkas®. All Eastside spirits are crafted from natural ingredients for quality and taste. Eastside’s Craft Canning + Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; the impact of COVID-19 and related business disruption, the Company’s ongoing financing requirements and ability to achieve any financing, acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue and profitability, our ability to reduce operating or other expenses, the anticipated demand from the craft beer industry, the effects of COVID-19, including the impact on sales, and the success of initiatives implemented to address the business disruption resulting from COVID-19 and earnings guidance for the third quarter of 2020. The Company assumes no obligation to update the cautionary information in this release.

Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-Q for the period ended September 30, 2020, and which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2020 and December 31, 2019

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash	$959,126	$342,678
Trade receivables	1,312,578	1,324,333
Inventories	10,325,191	12,331,133
Prepaid expenses and current assets	604,358	397,083
Current assets from discontinued operations	-	74,892
Total current assets	13,201,253	14,470,119
Property and equipment, net	3,366,831	4,687,469
Right of use asset	1,361,188	577,856
Intangible assets, net	14,141,556	14,674,790
Goodwill	28,182	28,182
Other assets	787,008	1,165,581
Non-current assets from discontinued operations	106,665	261,866
Total Assets	$32,992,683	$35,865,863

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,981,171	$2,881,185
Accrued liabilities	820,028	888,296
Deferred revenue	315,775	-
Secured trade credit facility, net of debt issuance costs	6,381,475	-
Deferred Consideration for Azuñia acquisition (current)	15,451,500	-
Other current liabilities	250,000	-
Current portion of notes payable	4,010,887	1,819,172
Current portion of lease liability	540,852	423,671
Current liabilities of discontinued operations	17,255	125,278
Total current liabilities	29,768,943	6,137,602
Lease Liability - less current portion	883,905	274,863
Secured trade credit facility, net of debt issuance costs	-	2,961,566
Deferred Consideration for Azuñia acquisition (long term)	-	15,451,500
Notes payable - less current portion and debt discount	1,347,219	3,594,254
Non-current liabilities od discontinued operations	78,658	112,760
Total liabilities	32,078,725	28,532,545

Commitments and contingencies (Note 12)

Stockholders’ equity:
Common stock, $0.0001 par value; 15,000,000 shares authorized; 10,149,252 and 9,675,028 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,014	967
Additional paid-in capital	52,609,016	51,566,438
Accumulated deficit	(51,696,072)	(44,234,087)
Total Stockholders’ Equity	913,958	7,333,318
Total Liabilities and Stockholders’ Equity	$32,992,683	$35,865,863

Eastside Distilling, Inc. and Subsidiaries

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2020 and 2019

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Sales	$4,825,323	$4,509,522	$12,861,894	$11,973,314
Less excise taxes, customer programs and incentives	327,105	223,014	966,644	591,828
Net sales	4,498,218	4,286,508	11,895,250	11,381,486
Cost of sales	2,899,005	2,597,023	7,855,679	7,189,264
Gross profit	1,599,213	1,689,485	4,039,571	4,192,222
Operating expenses:
Advertising, promotional and selling expenses	890,151	1,819,412	3,733,926	4,372,641
General and administrative expenses	2,366,307	3,224,038	6,851,577	8,595,051
Gain on disposal of property and equipment	(111,410)	(14,104)	(130,546)	(14,104)
Total operating expenses	3,145,048	5,029,346	10,454,957	12,953,588
Loss from operations	(1,545,835)	(3,339,861)	(6,415,386)	(8,761,366)
Other income (expense), net
Interest expense	(247,354)	(113,287)	(874,729)	(338,599)
Other income	36,745	58	36,745	852
Total other expense, net	(210,609)	(113,229)	(837,984)	(337,747)
Loss before income taxes	(1,756,444)	(3,453,090)	(7,253,370)	(9,099,113)
Provision for income taxes	-	-	-
Loss from continuing operations	(1,756,444)	(3,453,090)	(7,253,370)	(9,099,113)

Loss from Discontinued operations	(10,577)	(91,209)	(208,615)	(337,112)

Net loss attributable to Eastside Distilling, Inc. common shareholders	$(1,767,021)	$(3,544,299)	$(7,461,985)	$(9,436,225)

Basic and diluted net loss per common share	$(0.17)	$(0.38)	$(0.75)	$(1.03)

Basic and diluted weighted average common shares outstanding	10,103,936	9,255,347	9,947,208	9,155,397

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2020	2019	2020	2019

Net Loss	$(1,767,021)	$(3,544,299)	$(7,461,985)	$(9,436,225)
Add:
Interest Expense	247,354	113,287	874,729	338,599
Loss (gain) on disposal of property and equipment	(111,410)	(14,104)	(130,546)	(14,104)
Loss from discontinued operations	10,577	91,209	208,615	337,112
Stock-based compensation	312,732	544,878	1,114,651	1,311,993
Depreciation and amortization	588,680	433,492	1,858,146	1,092,486

Adjusted EBITDA	$(719,088)	$(2,375,537)	$(3,536,390)	$(6,370,139)

INVESTOR RELATIONS CONTACT: Amy Brassard, (503) 542-7420, ir@eastsidedistilling.com